SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2004

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2004, Maguire Properties, L.P. (the "Operating Partnership"), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, entered into definitive Agreements of Sale and Purchase (the "Purchase Agreement") by and between the Operating Partnership and subsidiaries of Hines U.S. Office Development Fund ("Lantana") to acquire the Lantana Media Campus, a 12-acre campus located in Santa Monica, California, comprised of 332,000 square feet of creative office buildings and two development sites. The Campus is divided into the "North Campus," which includes Lantana Center, Lantana West and the Lantana East development site and the "South Campus," which includes Lantana IMAX and the Lantana South development site(collectively called, the "Properties"). The development sites include entitlements for two office buildings of up to 64,000 and 130,000 gross square feet. The purchase price of the Properties, which was determined through negotiations between the Operating Partnership and Lantana, will be approximately $136,800,000 to be paid in cash at closing. The purchase price is expected to be funded with approximately $30,000,000 of cash on hand and approximately $106,800,000 million of financing. The acquisition is expected to be completed by December 16, 2004.

Estimated Net
Rentable Square Feet

North Campus (Approximate area - 7 acres)
Lantana Center	205,000
Lantana West	61,000
266,000

South Campus (Approximate area - 5 acres)
Lantana IMAX	66,000
332,000

North & South Campus Total	332,000

Entitlements:
Lantana East (proposed)	64,000
Lantana South (proposed)	130,000
Entitlement Total	194,000

As of November 2, 2004, The Operating Partnership completed the initial inspection of the Properties.

The Operating Partnership made a total initial deposit of $5,000,000 for the Properties on November 2, 2004. If the Operating Partnership does not expect to complete the acquisition by November 16, 2004, the Operating Partnership must provide an additional deposit of $5,000,000 as of such date and a written notice to Lantana by November 24, 2004, electing to extend the closing date to December 16, 2004.

There are no material relationships between the Registrant and Lantana Hines Development, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    November 8, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sale and Purchase Agreement dated as of November 2, 2004 by and between Maguire Properties, L.P. and Lantana North Hines Development, LLC.

99.2	Sale and Purchase Agreement dated as of November 2, 2004 by and between Maguire Properties, L.P. and Lantana South Hines Development, LLC.